                                                                     Exhibit 4.1



                         SECOND AMENDMENT TO NOTE AND
                          LOAN AND SECURITY AGREEMENT
                          ---------------------------


     THIS AMENDMENT TO NOTE AND LOAN AND SECURITY AGREEMENT ("Second Amendment") made this 30th day of September, 1999, by and between Allin Corporation, successor by name change to Allin Communications Corporation, a Delaware corporation, Allin Interactive Corporation, a Delaware corporation, Allin Digital Imaging Corp., a Delaware corporation, Allin Corporation of California d/b/a Allin Consulting, successor by name change to Kent Consulting Group, Inc., a California corporation, Allin Network Products, Inc., successor by name change to Netright, Inc., a California corporation, Allin Holdings Corporation, a Delaware corporation, and Allin Consulting of Pennsylvania, Inc., successor by name change to KCS Computer Services, Inc., a Pennsylvania corporation, all with a current mailing address of c/o Allin Corporation, 400 Greentree Commons, 381 Mansfield Avenue, Pittsburgh, Pennsylvania 15220-2751 (collectively, the "Borrower")

                                 A
                                    N
                                       D

S & T BANK, having its office at 800 Philadelphia Street, Box 190, Indiana, Pennsylvania 15701, (hereinafter referred to as "Bank").

                                 WITNESSETH:

     WHEREAS, Borrower has executed and delivered to Bank a Revolving Credit Note dated October 1, 1998 (the "Note") in the original principal amount of Five Million Dollars ($5,000,000.00), (the "Loan") representing sums advanced or to be advanced pursuant to a Loan and Security Agreement between the Borrower and the Bank dated October 1, 1998, as such Loan and Security Agreement may be amended, modified or supplemented from time to time (the "Loan Agreement").

     WHEREAS, such Note and Loan Agreement were modified by an Amendment to Note and Loan and Security Agreement, dated March 25, 1999 (the "First Amendment"), (the First Amendment and Second Amendment are collectively referred to herein as the "Amendments").

     WHEREAS, the parties hereto desire to amend the Note, the Loan Agreement, and all other documents executed in connection with the Loan (the "Loan Documents") to extend the Expiration Date, as defined on the Loan Agreement, and the establish a quarterly Cash Flow Coverage Ratio review period.

     NOW THEREFORE, in consideration of the foregoing recitals, and in further consideration of the mutual covenants contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

     1. The foregoing recitals are incorporated herein and made a part hereof, as and for the agreement of the parties.

                                 AMENDMENTS
                                 ----------

     2. The parties hereto acknowledge and agree that the outstanding principal balance of the Note as of the date hereof is One Million Dollars
($1,000,000.00).

     3.  The definition of the term "Expiration Date" as defined in Paragraph
9.1 of the Loan Agreement shall be modified as follows:

          "Expiration Date" means September 30, 2000 unless extended in writing by the Bank."

All references in the Loan Agreement, the Note or any other Loan Document to the "Expiration Date" are hereby amended and modified to mean "Expiration Date" as herein defined.

     4. Paragraph 6.16 of the Loan Agreement is hereby deleted in its entirety, and in lieu thereof, the following provision is inserted:

          "6.16  Cash Flow Coverage Ratio.  The Borrower shall maintain, at all
                 ------------------------
          times during the Loan Term, a Cash Flow Coverage of no less than 1.0 to 1.0. "Cash Flow Coverage" for these purposes means, for each quarter during Borrower's fiscal year, (i) the Cash Flow, plus the aggregate interest expense incurred and paid by the Borrower during the period (determined in accordance with GAAP), divided by (ii) the aggregate interest expense incurred and paid by the Borrower during the period (determined in accordance with GAAP).

          "Cash Flow" for these purposes means the total operating revenues received from the operation of Borrower's business(es) prior to any withdrawal by principals and deductions for interest, depreciation and amortization, less all deductions from income such as administrative and general expenses.

          Beginning with the fiscal quarter commencing October 1, 1999, Cash Flow Coverage shall be analyzed quarterly during the Loan Term."

     5. The execution of this Second Amendment to Note and Loan and Security Agreement shall be deemed the execution of a Note in the amount of Five Million Dollars ($5,000,000.00) upon the terms and provisions contained in the Note executed by Borrower in favor of Bank, dated October 1, 1998, as modified by the Amendments, and shall serve as additional evidence of Borrower's liability, promise and undertaking, to repay the outstanding principal sum of up to Five Million Dollars ($5,000,000.00) to Bank in accordance with the terms, covenants, provisions and conditions contained in the Note, the Loan and Security

Agreement and the other Loan Documents, and as modified herein, which terms, covenants, provisions and conditions are incorporated herein by reference thereto.

     6. Anything contained herein to the contrary notwithstanding, this Second Amendment to Note and Loan and Security Agreement will not forfeit the precedence or prior in time lien or priority of the financing statements or any other security held by the Bank, its successors and assigns, on the Collateral as defined in the Loan Agreement.


                   COVENANTS, REPRESENTATIONS AND WARRANTIES
                   -----------------------------------------

     7.  The Borrower confirms and agrees that the terms:

          "Loan Document" and "Loan Documents" as defined in the Loan Agreement each include within their respective meanings this Amendment and all other documents and instruments executed or to be executed by the Borrower in connection with the Second Amendment, which are collectively referred to herein as the "Second Amendment Documents."

     8. The Borrower ratifies, confirms and reaffirms, without condition, all the terms and conditions of the Loan Agreement and the other Loan Documents and agrees that it continues to be bound by the terms and conditions thereof as amended by the First Amendment and this Second Amendment; and the Borrower further confirms and affirms that it has no defense, set off or counterclaim against the same. The Loan Agreement and the Amendments shall be construed as complementing each other and as augmenting and not restricting the Bank's rights, and, except as specifically amended by the Amendments, the Loan Agreement shall remain in full force and effect in accordance with its terms.

     9. The Borrower ratifies, confirms and reaffirms without condition, all liens and security interests granted to Bank pursuant to the Loan Agreement and the Loan Documents, as defined in the Loan Agreement, and such liens and security interest shall continue to secure the indebtedness and obligations of the Borrower to the Bank under the Loan Agreement, the Note and the other Loan Documents.

     10.  The Borrower represents and warrants to the Bank that:

          (a) This Second Amendment and the other Second Amendment Documents have been duly executed and delivered by the Borrower and constitute the legal, valid and binding obligations of the Borrower enforceable in accordance with their respective terms;

          (b) The execution and delivery of this Second Amendment by the Borrower and the performance and observance by the Borrower of the provisions hereof and the Second Amendment Documents, do not violate or conflict with the organizational documents of Borrower or any law applicable to Borrower or result in a breach of any provision of or constitute a default under any other agreement, instrument or document binding upon or enforceable against Borrower;

          (c) The representations and warranties set forth within the Loan Agreement continue to be true and correct in all material respects as of the date of this Second Amendment except those changes resulting from the passage of time; and

          (d) No material adverse change has occurred in the business, operations, consolidated financial condition or prospects of the Borrower since the date of the most recent annual financial statement delivered to the Bank and no Event of Default or condition, which, with the passage of time, the giving of notice or both, could become an Event of Default (a "Potential Default") has occurred and is continuing.

     11. The Borrower agrees to pay the fees and expenses of counsel of the Bank in preparing and closing this Second Amendment and the Second Amendment Documents.

     12. The Borrower shall execute or cause to be executed and delivered to Bank all other documents, instruments and agreements deemed necessary or appropriate by Bank in connection herewith.

                                 CONDITIONS PRECEDENT
                                 --------------------

     13. This Second Amendment shall be effective on the date hereof so long as each of the following conditions has been satisfied:

          (a) No Event of Default or Potential Default shall have occurred and be continuing on the date of this Second Amendment.

          (b) The representations and warranties set forth within the Loan Agreement shall continue to be true and correct in all material respects as of the date of this Second Amendment except those changes resulting from the passage of time only.

          (c) Except to the extent disclosed to the Bank in writing, no material adverse change shall have occurred in the business, operations, financial condition or prospects of the Borrower since the date of the last audited financial statements delivered to the Bank.

          (d) Contemporaneously with the execution hereof, the Borrower shall deliver, or cause to be delivered, to the Bank:

               (i) A certificate of the corporate secretary or assistant secretary of the Borrower, dated the date hereof, certifying (1) that the Articles of Incorporation and By-Laws of the Borrower have not been changed since they were delivered to the Bank, or if there have been any such changes, attaching copies thereof as then in effect and (2) as to true copies of all corporate action taken by the Borrower in authorizing the execution, delivery and performance of this Second Amendment and all other Second Amendment Documents, and the transactions contemplated thereby; and

               (ii) Such other documents, instruments and certificates required by the Bank in connection with the transactions contemplated by this Second Amendment.

     14. The Bank shall continue to have a first priority lien on and security interest in the Collateral, previously granted to Bank.

     15. All legal details and proceedings in connection with the transactions contemplated in this Second Amendment shall be satisfactory to counsel for the Bank and the Bank shall have received all such originals or copies of such documents as the Bank may request.

                                 MISCELLANEOUS
                                 -------------

     16. This Second Amendment shall be construed in accordance with, and governed by the laws of the Commonwealth of Pennsylvania without giving effect to the provisions thereof regarding conflicts of law.

     17. Except as amended hereby, all of the terms and conditions of the Loan Agreement shall remain in full force and effect. This Second Amendment amends the Loan Agreement and is not a novation thereof.

     18. This Second Amendment shall inure to the benefit of, and shall be binding upon, the respective successors and assigns of the Borrower and the Bank. The Borrower may not assign any of its rights or obligations hereunder without the prior written consent of the Bank.

     19. This Second Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

     IN WITNESS WHEREOF, intending to be legally bound hereby, the parties hereto have set their hands and seals the day and year first above written.

ATTEST:                           BANK:

                                  S&T BANK


/s/ Frances N. Pape               By: /s/ David G. Antolik
    -------------------------             ----------------------------
                                          David Antolik, Vice President




ATTEST:                           BORROWER:

                                  ALLIN CORPORATION, successor by name
                                  change to ALLIN COMMUNICATIONS
                                  CORPORATION


/s/ Dean C. Praskach              By: /s/ Richard W. Talarico
    -------------------------             ----------------------------
    Secretary                     Title:




                                  ALLIN INTERACTIVE CORPORATION


/s/ Dean C. Praskach              By: /s/ Richard W. Talarico
    -------------------------             -----------------------------
    Secretary                     Title:




                                  ALLIN DIGITAL IMAGING CORP.


/s/ Dean C. Praskach              By: /s/ Richard W. Talarico
    -------------------------             -----------------------------
    Secretary                     Title:




                                  ALLIN CORPORATION OF CALIFORNIA d/b/a
                                  ALLIN CONSULTING, successor by name change to KENT CONSULTING GROUP, INC.


/s/ Dean C. Praskach              By: /s/ Richard W. Talarico
    -------------------------             -----------------------------
    Secretary                     Title:

                                  ALLIN NETWORK PRODUCTS, INC., successor
                                  by name change to NETRIGHT, INC.


/s/ Dean C. Praskach              By: /s/ Richard W. Talarico
    -------------------------             -------------------------------
    Secretary                     Title:


                                  ALLIN HOLDINGS CORPORATION


/s/ Dean C. Praskach              By: /s/ Richard W. Talarico
    -------------------------             --------------------------------
    Secretary                     Title:


                                  ALLIN CONSULTING OF PENNSYLVANIA,
                                  INC., successor by name change to KCS
                                  COMPUTER SERVICES, INC.


/s/ Dean C. Praskach              By: /s/ Richard W. Talarico
    ------------------------              --------------------------------
    Secretary                     Title: